                                                              EXHIBIT 15



November 12, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated November 12, 1999 on our review of interim financial information of Baxter International Inc. (the "Company') as of and for the period ended September 30, 1999 and included in the company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019,
333-71553 and 333-80403), on Form S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-
31388, 33-49820 and 333-19025) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937,
333-21327 and 333-47927).



Very truly yours,



PricewaterhouseCoopers LLP